Greenville, South Carolina (April 26, 2004) - KEMET Corporation (NYSE:KEM) today reported financial results for the quarter and fiscal year ended March 31, 2004. Net sales for the quarter were $117.1 million and net loss before special charges was $(2.1) million, or $(0.02) per diluted share. Comparisons to prior periods are as follows:




Quarter Ended
Year Ended

-------------
----------

Mar 2004
Dec 2003
Mar 2003
Mar 2004
Mar 2003

--------
--------
--------
--------
--------

(In Millions, Except Per Share Data)

Net sales
$  117.1
$  111.3
$  106.5
$  433.9
$  447.3






Before special charges (non-GAAP)





Net loss
   (2.1)
    (7.3)
   (3.6)
  (26.0)
    (3.7)
Net loss per diluted share
  (0.02)
   (0.08)
  (0.04)
  (0.30)
   (0.04)






Special after tax charges
  (50.0)
    (5.8)
  (12.9)
  (86.0)
   (52.3)
Special after tax charges per





  diluted share
  (0.58)
   (0.07)
  (0.15)
  (1.00)
   (0.61)






After special charges (GAAP)





Net Loss
  (52.1)
   (13.1)
  (16.5)
 (112.0)
   (56.0)
Net loss per diluted share
  (0.60)
   (0.15)
  (0.19)
  (1.30)
   (0.65)

"Reflecting the continuing improvement in the electronics industry, March 2004 quarter net sales increased 10% and total unit shipments increased 69% compared to the March 2003 quarter," stated Dr. Jeffrey Graves, Chief Executive Officer. "KEMET's capacity utilization is approximately 80%, and we believe industry wide capacity utilization is higher. Mix adjusted average selling prices rose 1% in the March 2004 quarter, the second quarterly increase, and this firmness in pricing is continuing in the June 2004 quarter.

"KEMET's net sales and total unit shipments were up 5% sequentially in the March 2004 quarter. The strongest growth was in North America and Europe and in Distribution, which are benefiting from a recovery in IT infrastructure spending, combined with continued strength in the industrial, military and automotive sectors. Our expectation in the coming quarter is that, based on the assumption of continued economic recovery, unit shipment growth will continue, pricing will remain firm, and our product mix will shift toward larger case sizes and a stronger percentage growth in tantalum products.

"Currently, 90% of our production workforce is in low cost locations in the world. With the surge in demand we are experiencing, we have begun balancing the remaining manufacturing moves with increasing customer demand. We now estimate that virtually all of our commodity production should be in low cost regions by mid 2005.

"KEMET's innovation continues to be strong. Recently we announced 67 new tantalum parts, including 41 that were first to market. With an experienced management team and a strong balance sheet, I remain confident in KEMET's future."

As of March 31, 2004, KEMET had $271 million in cash and short and long-term investments in marketable securities, $100 million in long-term debt and $684 million in stockholders' equity.

The company will hold a conference call at 8:30 am ET Tuesday, April 27, 2004, to discuss the earnings release. The call will last approximately one hour, and after an initial presentation, questions will be taken as time permits. To access the call, participants in the United States should dial 1-800-416-8033, and participants outside the United States should dial 1-706-643-0979. Participants should reference "KEMET Corporation" and the Conference ID #:
3123653. An archived replay of the conference call will be available through midnight on May 11, 2004, by calling 1-800-642-1687 inside the United States, and 1-706-645-9291 internationally, and referencing the Conference ID #.

KEMET's common stock is listed on The New York Stock Exchange under the symbol KEM. At the Investor Relations portion of the company's web site at http://www.KEMET.com/IR, users can subscribe to KEMET news releases and can find additional company information.


BUSINESS OUTLOOK
The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. Current global economic conditions make it particularly difficult at present to predict product demand and other related matters.

* Sales of surface-mount capacitors were 82%, and sales of leaded parts were 18% of total sales for the March 2004 quarter.

* By region, 42% percent of total sales for the March 2004 quarter were to customers in North America, 35% were to Asia, 22% were to Europe, and 1% to the rest of the world.

* By channel, 53% percent of total sales for the March 2004 quarter were to distribution customers, 25% were to Electronic Manufacturing Services customers, and 22% were to Original Equipment Manufacturing customers.

* Average selling prices for the March 2004 quarter, adjusted for changes in product mix, increased approximately 1% from average selling prices for the December 2003 quarter.

* On July 2, 2003, KEMET announced the reorganization of its operations around the world resulting in the location of virtually all of commodity production in low cost regions to be completed by mid 2005. KEMET estimates it will incur special charges of approximately $35 million over the period of the reorganization related to movement of manufacturing operations. When the reorganization is complete, the company estimates this will yield an approximate one-year payback based on unit volumes at the time of the announcement, and a $50-60 million savings with volume recovery by fiscal 2006 if unit growth continues as it has in recent quarters.

   Various parts of KEMET's announced move of production have occurred in accordance with the anticipated time line. Charges related to movement of manufacturing operations in the March 2004, December 2003, and September 2003
   quarters were $3 million, $10 million and $12 million, respectively. 	The
   balance of the $35 million is expected to be realized ratably over the next six quarters. The timing of the special charges is dependent on the timing of operational decisions, some of which have not been finalized, and on operational activities yet to occur.

* Prior to the end of fiscal 2004, KEMET terminated and liquidated its defined benefit pension plan and, as a result, recognized a $47 million after-tax special charge (pension settlement charges) in the March 2004 quarter. The termination of the pension plan is anticipated to result in future savings of $6 million per year. KEMET continues to provide other defined contribution retirement plans to its employees.
* Summary of special charges in the fiscal March 2004 periods:









Quarter
Fiscal Year



--------------------------------------------
-----------



Jun-03
Sep-03
Dec-03
Mar-04
Mar-04

------
------
------
------
------


 (In Millions)













Manufacturing relocation and employee termination         costs
$  0.3
$  11.9
$  10.4
$   2.8
$   25.4
Termination of defined benefit pension plan
     -
     -
     -
$  50.4
50.4
Lower of cost or market valuation of tantalum supply agreement
     -
   12.4
     -
     -
12.4
Impairment (recovery of solid aluminum business line
     -
   22.3
  (1.6)
     -
20.7
Impaired assets associated with closing facilities
      -
      -
      -
    4.6


--------
--------
--------
--------
--------
Special charges
    0.3
   46.6
    8.8
   53.2
108.9
Income tax expense
   (0.1)
  (16.6)
   (3.0)
  (3.2)
(22.9)

--------
--------
--------
--------
--------
Special charges net of taxes
$   0.2
$  30.0
$   5.8
$  50.0
$   86.0

=========
========
========
========
========

* For fiscal 2005, KEMET anticipates maintaining our investments in key customer relationships through our direct sales and customer service professionals, as well as our investments in research and development, to maintain our competitive position in the capacitor industry.






















Fiscal Year Ended
Fiscal Quarter Ended

--------------------------------------------------
---------------------------------------


2000
2001
2002
2003
2004
Jun 2003
Sep 2003
Dec 2003
Mar 2004

----
----
----
----
----
--------
--------
--------
--------
(In Millions)
SG&A
$52.7
$55.2
$62.3
$54.4
$51.2
$13.5
$13.0
$11.0
$12.8
R&D
$22.1
$24.9
$27.2
$25.3
$24.4
$ 5.9
$ 5.9
$ 6.3
$ 6.3






















* Capital expenditures for the March 2004 quarter were $12 million.










Fiscal Year Ended
Fiscal Quarter Ended

--------------------------------------
----------------------------------------------------------


2002
2003
2004
Jun 2003
Sep 2003
Dec 2003
Mar 2004
-------
-------
-------
------------
------------
------------
------------



(In Millions)











Additions to property, plant and equipment
$   79
$   22
$     26
$           3
$           6
$           5
$         12















* During the March 2004 quarter, inventories decreased $2 million to $129 million from $131 million at December 31, 2003. Raw materials and supplies decreased $5 million in the March 2004 quarter, and finished goods and work in process increased $3 million.












Mar 2000
Mar 2001
Mar 2002
Mar 2003
Jun 2003
Sep 2003
Dec 2003
Mar 2004

--------
--------
--------
--------
--------
--------
--------
--------

                                     (In Millions)
Raw materials and supplies
$   53
$  115
$  118
$   91
$   81
$   70
$   65
$   60
Work in process and finished goods
    78
   149
   141
    93
    87
    69
    66
    69

------
------
------
------
------
------
------
------

$  131
$  264
$  259
$  184
$  168
$  139
$  131
$  129

======
======
======
======
======
======
======
======

* Cash and long and short-term investments in marketable securities during the March 2004 quarter decreased $30 million to $271 million from $301 million at December 31, 2003.


QUIET PERIOD
Beginning July 1, 2004, KEMET will observe a Quiet Period during which the Business Outlook as provided in this news release and the company's quarterly report on Form 10-Q will no longer constitute the company's current expectations. During the Quiet Period, the Business Outlook in these documents should be considered to be historical, applying prior to the Quiet Period only and not subject to update by the company. During the Quiet Period, KEMET representatives will not comment concerning the Business Outlook or KEMET's financial results or expectations. The Quiet Period will extend until the day when KEMET's next quarterly earnings release is published.

This release contains certain forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934, as amended. We intend that these forward-looking statements be subject to the safe harbor created by that provision. These forward-looking statements involve risks and uncertainties and include, but are not limited to, statements regarding future events and our plans, goals, and objectives. Our actual results may differ materially from these statements. These risks, trends, and uncertainties, which in some instances are beyond our control, include: risks associated with the cyclical nature of the electronics industry, the requirement to continue to reduce the cost of our products, the competitiveness of our industry, an increase in the cost of our raw materials, the location of several of our plants in Mexico, and the possible loss of key employees. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in these forward-looking statements will be realized. The inclusion of this forward-looking information should not be regarded as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. Furthermore, past performance in operations and share price is not necessarily predictive of future performance.

KEMET CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(Dollars in Thousands Except Per Share Data)
Unaudited






Three months ended
    Twelve months ended

March 31,
March 31,

------------------------------
------------------------------

  2004
2003
  2004
2003

 -------------
-------------
--------------
-------------
Income Statement Data:




Net Sales
   $  117,101
   $  103,727
  $   316,781
   $  340,827
Cost of goods sold
      101,876
       93,956
      312,104
      294,886
Loss on long-term supply contract
            -
       40,833
       12,355
       40,833
Selling, general and administrative expenses
       12,752
       13,834
       38,494
       40,984
Research and development
        6,282
        5,615
       18,167
       19,330
Pension settlement charges
       50,398
            -
       50,398
            -
Restructuring and impairment charges
        2,839
       18,003
       40,468
       31,700

   -----------
   -----------
   -----------
   -----------
Operating loss
      (57,046)
      (28,009)
     (159,014)
      (97,002)





Interest expense
        1,732
        1,378
        6,472
        6,097
Interest income
       (1,132)
         (767)
       (3,847)
       (3,818)
Other (income) expense
       (1,228)
         (591)
       (3,311)
      (11,387)
Income tax benefit
       (4,366)
      (11,582)
      (46,353)
      (31,906)

   -----------
   -----------
   -----------
   -----------
Net loss
   $  (52,052)
   $  (16,537)
   $ (111,975)
   $  (55,988)

   ===========
   ===========
   ===========
   ===========
Loss Per Share Data:




Net loss per share:




    Basic
   $    (0.60)
   $    (0.19)
   $    (1.30)
   $    (0.65)
    Diluted
   $    (0.60)
   $    (0.19)
   $    (1.30)
   $    (0.65)





Weight-average shares outstanding:




    Basic
   86,462,742
   86,230,198
   86,412,281
   86,167,563
    Diluted
   86,462,742
   86,230,198
   86,412,281
   86,167,563



KEMET CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheet
(Dollars in Thousands)
Unaudited




March 31, 2004
December 31, 2003

 ------------------
  ----------------
ASSETS





Cash and cash equivalents
$    183,528
$    219,154
Short-term investments
       3,172
       9,207
Accounts receivable, net
      57,303
      55,521
Inventories
     129,016
     130,601
Prepaid expenses and other current assets
       6,979
       6,685
Deferred income taxes
         652
      29,716

------------
------------
    Total current assets
     380,650
     450,884
Property, plant and equipment, net
     424,161
     428,429
Long-term investments in marketable securities
      84,584
      72,945
Investments in affiliates
       3,610
       3,808
Intangible assets, net
      45,088
      45,592
Other assets
       3,321
      25,366

------------
------------
    Total assets
$    941,414
$  1,026,024

============
============
Liabilities and Stockholders' Equity





Accounts payable trade
$     38,268
$     33,945
Accrued expenses
      41,182
      44,861
Income taxes payable
      15,863
      19,591

------------
------------
    Total current liabilities
      95,313
      98,397
Long-term debt
     100,000
     100,000
Other non-current obligations
      61,623
      60,843
Deferred income taxes
        -
      32,007

------------
------------
    Total liabilities
     256,936
     291,247



Common stock
         879
         879
Additional paid-in capital
     317,497
     317,579
Retained earnings
     394,940
     446,992
Accumulated other comprehensive loss
      (1,457)
      (2,948)
Treasury stock, at cost
     (27,381)
     (27,725)

------------
------------
    Total stockholders' equity
     684,478
     734,777



        Total liabilities and stockholders' equity
$    941,414
$  1,026,024

============
============


